Exhibit 11.1 Statement regarding computation of earnings per share.

The Company computes earnings per share in accordance with FAS No. 128, Earnings Per Share. For the year ended December 31, 1997, the Company was required to pay dividends on its outstanding convertible preferred stock. Such preferred stock was converted into common stock on June 30, 1997. The preferred dividend requirements for the period in which the preferred stock was outstanding have been added to the loss from continuing operations for the period to arrive at net loss available to common stockholders in calculating basic earnings per share.

The Company has stock options and warrants outstanding which were not included in the computation of fully diluted earnings per share for December 31, 1997 because to do so would have been anti-dilutive for periods presented.

Computations of basic and diluted earnings per share are set forth below:

                                            Income for EPS Computation

                                                                                Years ended December 31,
                                                                                -----------------------
                                                                                 1998                1997
                                                                                 ----                ----
      Income (loss) from continuing operations                             $     11,695,741    $        262,494
      Preferred stock dividend  requirement                                            ----            (385,000)
                                                                           -----------------   -----------------

        Income (loss) available to                                               11,695,741            (122,506)
      common
      shareholders

      Discontinued operations:
        Loss from operations                                                           ----          (6,114,408)
        Loss on  disposal                                                              ----          (5,792,146)
                                                                           -----------------   -----------------

          Net income (loss) available to common shareholders               $     11,695,741    $    (12,029,060)
                                                                           =================   =================

Weighted-average shares for 1998 is calculated as follows:

                       Dates                             Shares            Fraction                Weighted
                    Outstanding                        Outstanding        of Period             Average Shares
                    -----------                        -----------        ---------             --------------
January 1 - January 29                                     20,574,626       29/365                  1,634,696
Issuance of common  stock on January 30                       365,957
                                                    ------------------

January 30 - April 2                                       20,940,583       63/365                  3,614,402
Retirement of common stock on April 3                        (20,833)
                                                    ------------------

April 3 - May 4                                            20,919,750       32/365                  1,834,060
Issuance of common stock on May 5                           1,072,165
                                                    ------------------

May 5 - June 16                                            21,991,915       43/365                  2,590,828
Issuance of common stock on June 17                           878,688
                                                    ------------------

June 17 - July 5                                           22,870,603       19/365                  1,190,525
Exercise of options on July 6                                  15,500
                                                    ------------------

July 6-July 12                                             22,886,103       7/365                     438,912
Issuance of common stock on July 13                           191,491
                                                    ------------------

July 13-July 22                                            23,077,594       10/365                    632,263
Exercise of options on July 23                                  9,900
                                                    ------------------

July 23-August 4                                           23,087,494       13/365                    822,294
Issuance of common stock on August 5                          178,519
                                                    ------------------

August 5-August 10                                         23,266,013       6/365                     382,455
Issuance of common stock on August 11                         349,091
                                                    ------------------

August 11-September 30                                     23,615,104       51/365                  3,299,645
Retirement of common stock on October 1                       (4,914)
                                                    ------------------

October 1-December 31                                      23,610,190       92/365                  5,951,062
                                                    ==================                   ---------------------

Weighted average shares                                                                            22,391,142

                                                                                         =====================


Weighted-average shares for 1997 is calculated as follows:

                         Dates                                Shares           Fraction               Weighted
                      Outstanding                           Outstanding        of Period          Average Shares
                      -----------                           -----------        ---------          --------------
January 1-May 2, 1997                                            3,758,671      121/365               1,246,025
Issuance of common stock on May 2                                3,387,187
                                                        -------------------

May 3-June 29                                                    7,145,858       59/365               1,155,084
Conversion of preferred stock on June 30                         4,323,922
                                                        -------------------

June 30-July 9                                                  11,469,780       10/365                 314,241
Exercise of stock warrant on July 10                                25,000
                                                        -------------------

July 10                                                         11,494,780        1/365                  31,493
Issuance of common stock on July 11                              1,733,000
                                                        -------------------

July 11-August 14                                               13,227,780       36/365               1,304,658
Issuance of common stock on August 15                            1,544,509
                                                        -------------------

August 15-August 28                                             14,772,289       13/365                 526,136
Issuance of common stock on August 29                            4,166,666
                                                        -------------------

August 29-September 10                                          18,938,955       13/365                 674,538
Issuance of common stock on September 11                            79,856
                                                        -------------------

September 11-December 30                                        19,018,811      110/365               5,731,696
Issuance of common stock on December 30                            679,246
                                                        -------------------

December 30                                                     19,698,057       1/365                   53,967
Issuance of common stock on December 31                            876,569
                                                        -------------------

December 31                                                     20,574,626       1/365                   56,369
                                                        ===================                 --------------------

Weighted average shares                                                                              11,094,207
                                                                                            ====================


The basic EPS computation is as follows:

                                                                              Years ended December 31,
                                                                              -----------------------
                                                                              1998              1997
                                                                              ----              ----
      Income (loss) per common share - basic:

        Continuing operations                                            $         0.52    $        (0.01)
        Discontinued operations:
          Loss from operations                                                    -----             (0.55)
          Estimated loss on disposal                                              -----             (0.52)
                                                                         ---------------   ---------------
              Total                                                      $         0.52    $        (1.08)
                                                                         ===============   ===============

      Weighted average number of common
        Shares outstanding-diluted                                           22,391,142        11,094,207
                                                                         ===============   ===============

The diluted EPS computation is as follows:

                                                                           Years ended December 31,
                                                                           -----------------------
                                                                          1998                 1997
                                                                          ----                 ----

      Income (loss) from continuing operations                      $      11,695,741    $        262,494
      Preferred stock dividend requirement                                       ----            (385,000)
                                                                    ------------------   -----------------
        Income available to common shareholders                            11,695,741            (122,506)

      Discontinued operations:
        Loss from operations                                                     ----          (6,114,408)
        Loss on disposal                                                         ----          (5,792,146)
                                                                    ------------------   -----------------
          Net income (loss) available
           to common shareholders                                   $      11,695,741    $    (12,029,060)
                                                                    ==================   =================

      Weighted average shares:                                             22,391,142          11,094,207
      Plus: Incremental shares from assumed
          Warrants and Options                                              1,254,931                ----
                                                                    ------------------   -----------------

          Adjusted weighted average shares                                 23,646,073          11,094,207
                                                                    ==================   =================


                                                                             Years ended December 31,
                                                                             -----------------------
                                                                              1998              1997
                                                                              ----              ----
            Income (loss) per common share - diluted:

              Continuing operations                                      $         0.49    $        (0.01)
              Discontinued operations:
                Loss from operations                                               ----             (0.55)
                Estimated loss on disposal                                         ----             (0.52)
                                                                         ---------------   ---------------
                    Total                                                $         0.49    $        (1.08)
                                                                         ===============   ===============

            Weighted average number of common
              shares outstanding-diluted                                     23,646,073        11,094,207
                                                                         ===============   ===============

The equation for computing (basic and diluted) EPS is:

                     Income available to common stockholders
               ---------------------------------------------------
                             Weighted-average shares

The incremental shares from assumed exercise of options and warrants are not included in computing the diluted per-share amounts for 1997 and 1996 because the net income available to shareholders from continuing operations was a loss, not income.